UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2017

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143-1254 (Zip Code)
(630) 875-7463 (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On May 17, 2017, at the 2017 Annual Meeting of Stockholders of First Midwest Bancorp, Inc. (the "Company"), the stockholders of the Company approved and adopted amendments to the Company's certificate of incorporation to (1) declassify the Board of Directors, including corresponding changes, consistent with Delaware law, to allow stockholders to remove directors with or without cause, and (2) increase the authorized common stock of the Company from 150,000,000 to 250,000,000 shares. The amendments are described more fully in the Company’s proxy statement filed with the Securities and Exchange Commission on April 11, 2017 (the "2017 Proxy Statement"). On May 19, 2017, the Company filed a certificate of amendment of its certificate of incorporation with the Secretary of State of the State of Delaware reflecting these amendments. The foregoing description of the amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the certificate of amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders
The Company held its 2017 Annual Meeting of Stockholders on May 17, 2017. At the annual meeting, the Company's stockholders considered five matters, each of which is described more fully in the Company's 2017 Proxy Statement. A total of 91,486,418 shares of the Company's common stock were represented in person or by proxy at the annual meeting, which represented approximately 89% of the Company’s total outstanding shares of common stock entitled to vote at the annual meeting.
The vote results on the matters presented at the annual meeting are set forth below.
Item 1 - Election of Directors. All of the nominees for election to the Company's Board of Directors were elected upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Thomas L. Brown	80,073,415	746,867	75,411	10,590,725
Phupinder S. Gill	80,094,490	730,201	71,002	10,590,725
Kathryn J. Hayley	80,124,191	699,218	72,284	10,590,725
Frank B. Modruson	80,067,730	753,512	74,451	10,590,725
Ellen A. Rudnick	79,095,288	1,729,767	70,638	10,590,725
Michael J. Small	80,087,609	733,503	74,581	10,590,725
Stephen C. Van Arsdell	79,582,388	1,242,765	70,540	10,590,725

As a result of the approval and adoption of the amendment to the Company's certificate of incorporation to declassify the Board of Directors (Item 2, below), each nominee was elected to serve a one-year term expiring at the Company's 2018 annual meeting of stockholders.
Additionally, as previously announced, John F. Chlebowski, Jr. decided to retire from the Company's Board of Directors upon the conclusion of his term at the 2017 annual meeting and, accordingly, did not stand for re-election. In connection with Mr. Chlebowski's retirement, the Company's Board of Directors reduced the size of the Board to fifteen directors effective at the annual meeting.
Item 2 - Amendment to the Company’s Certificate of Incorporation to Declassify the Board of Directors. The amendment to the Company’s certificate of incorporation to declassify the Board of Directors was approved and adopted upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,536,329	241,878	117,486	10,590,725

Item 3 - Amendment to the Company’s Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock. The amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 150,000,000 to 250,000,000 was approved and adopted upon the following votes:

Votes For	Votes Against	Abstentions
75,766,526	10,916,611	4,803,281

Item 4 - Advisory Resolution Regarding the Compensation Paid to the Company’s Named Executive Officers. An advisory (non-binding) resolution regarding the compensation paid by the Company to its named executive officers in 2016 was approved upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
75,763,702	4,627,413	504,578	10,590,725

Item 5 - Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm. The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017 was ratified on an advisory (non-binding) basis upon the following votes:

Votes For	Votes Against	Abstentions
89,298,434	2,111,817	76,167

Item 8.01    Other Events
On May 17, 2017, the Board of Directors of the Company formally established an Enterprise Risk Committee of the Board. Thomas L. Brown, Phupinder S. Gill, Patrick J. McDonnell, Frank B. Modruson, Michael J. Small and J. Stephen Vanderwoude, each of whom is an independent director, were appointed to serve as the initial members of the committee, effective immediately.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits

	3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MIDWEST BANCORP, INC.

Date:	May 23, 2017	By:	/s/ NICHOLAS J. CHULOS
Nicholas J. Chulos
Executive Vice President, Corporate Secretary, and General Counsel